Exhibit 99.2

ORTHO CLINICAL DIAGNOSTICS 1001 ROUTE 202 RARITAN, NJ 08869 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information no less than 48 hours before the start of the relevant meeting. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions no less than 48 hours before the start of the relevant meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D77892-S44737 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED, AND RETURNED IN ACCORDANCE WITH THE INSTRUCTIONS DETACH AND RETURN HEREIN THIS .PORTION ONLY ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC (THE “COMPANY”) The Board of Directors recommends you vote FOR the following proposal: Agenda for the Court Meeting: Scheme Resolution For Against CM1 Considering, and if thought fit, approving the Scheme referred to in the notice convening the Court Meeting ! ! contained in the Scheme Document. Agenda for the General Meeting: The Board of Directors recommends you vote FOR the following proposals: Special Resolution For Against Withhold Ordinary Resolution For Against Withhold GM1 To give effect to the scheme of arrangement between the ! ! ! GM2 To approve a non-binding advisory proposal to approve ! ! ! Company and the Scheme Shareholders: certain compensation arrangements that may be paid or become payable to the Company’s named executive 1a. to authorise the directors of the Company (or a officers in connection with the Combinations. duly authorized committee of the directors) to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and 1b. with effect from the passing of this special resolution, to adopt as the articles of association of the Company the draft form of articles of association attached to the Scheme Document at Annex F in substitution for and to the exclusion of the Company’s existing articles of association. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the General & Court Meeting: The Scheme Document/Proxy Statement is available at www.proxyvote.com. D77893-S44737 ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC (THE “COMPANY”) Court & General Meeting of Shareholders [TBD], 2022 [TBD] AM This proxy is solicited by the Board of Directors Appoints for the Court Meeting: By an order dated February 15, 2022, the High Court of Justice of England and Wales has given permission for a meeting to be convened of the holders of Scheme Shares (as dened in the scheme document of the Company dated [TBD] (the “Scheme Document”)) as at the Voting Record Time (each such term having the meaning given to it in the Scheme, as defined below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 between the Company and the holders of the Scheme Shares (the “Scheme”) and that such court meeting shall be held at [TBD], United States on [TBD], 2022 at [TBD] [a.m./ p.m.] (Eastern Time) and [TBD] [a.m./ p.m.] (London Time) (the “Court Meeting”) at which place and time all Scheme Shareholders are requested to attend either remotely via the Virtual Meeting Platform or by proxy. Appoints for the General Meeting: A general meeting of the Company to be convened on [TBD], 2022 at [TBD] [a.m./ p.m.] (Eastern Time) and [Typically 15 minutes after the Court Meeting] [a.m./ p.m.] (London Time) (or as soon thereafter as the Court Meeting (as defined in the Scheme Document) is concluded or adjourned) at [TBD], United States (the “General Meeting”) at which place and time all Ortho Shareholders are requested to attend either remotely via the Virtual Meeting Platform or by proxy for the purpose of considering and, if thought fit, passing the resolutions set out in the notice of the General Meeting in the Scheme Document, one of which is a special resolution and one of which is an ordinary resolution. Terms defined in the Scheme Document shall apply in this proxy card unless the context requires otherwise. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.